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                                                                   EXHIBIT 23(I)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated February 26, 1996, incorporated by reference in the Registration Statement (Form S-3) for the registration of 100,000 shares of American Standard Companies Inc. common stock and 100,000 common stock rights.

We also consent to the incorporation by reference therein of our report with respect to the financial statement schedules of American Standard Companies Inc. for the years ended December 31, 1995, 1994 and 1993 included in the Annual Report on Form 10-K for 1995 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
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New York, New York
February 11, 1997